For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Katie O’Connell
The Blueshirt Group	RightNow Technologies
415.217.7722	925.674.1487 Desk
todd@blueshirtgroup.com	925.270.6107 Cell
stacie@blueshirtgroup.com	koconnell@rightnow.com

RightNow Technologies Announces
Third Quarter 2009 Financial Results

Growth in Recurring Revenue Drives Earnings Ahead of Guidance

BOZEMAN, Mont. (October 22, 2009) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the third quarter ended September 30, 2009.  Total revenue in the third quarter of 2009 was $38.7 million, compared to $36.2 million in the third quarter of 2008.  Recurring revenue in the third quarter of 2009 increased 15% to $29.7 million from $25.9 million in the third quarter of 2008.  Net income in the third quarter of 2009 was $2.0 million, or $0.06 per share, compared to a net loss of $(1.4) million, or $(0.04) per share, in the third quarter of 2008.  Non-GAAP net income in the third quarter of 2009, which excludes stock-based compensation charges of $1.8 million, was $3.8 million, or $0.12 per share, compared to non-GAAP net income of $85,000, or $0.00 per share, in the third quarter of 2008.

Revenue for the nine months ended September 30, 2009 was $111.1 million, compared to $104.4 million for the comparable period in 2008.  Net income for the nine months ended September 30, 2009 was $3.3 million, or $0.10 per share, compared to a net loss of $(8.0) million, or $(0.24) per share, for the comparable period in 2008.  Non-GAAP net income for the nine months ended September 30, 2009, which excludes stock-based compensation charges of $6.1 million, was $9.4 million, or $0.29 per share, compared to non-GAAP net loss of $(3.3) million, or $(0.10) per share, for the comparable period in 2008.

New, renewed and expanded customer relationships during the third quarter of 2009 included Epson, FICO, iRobot, Lucent-Alcatel, The Men’s Wearhouse, Nike, Photobox, TiVo, U.S. Air Force, and Virgin Mobile.

“Our focus on delivering meaningful business results for large consumer organizations translated into another great quarter, both in terms of our financial results and our overall business,” stated Greg Gianforte, CEO and Founder.  “As we head into our Annual Summit next week, we are excited to share our customers’ success, and demonstrate our vision to combine the social experience with our existing customer experience solutions.”

“We are pleased to report revenue and earnings ahead of guidance, which was driven by recurring revenue growth,” said Jeff Davison, CFO.  “During the third quarter recurring revenue grew $2.3 million, or 9% sequentially over the second quarter of 2009.  Through three quarters, we have generated $0.29 non-GAAP earnings per share, well ahead of our guidance.”

Guidance

•
For the fourth quarter of 2009, revenue is expected to be in the range of approximately $39 to $40 million.  Fourth quarter net income (loss) per share is expected to be in the range of $(0.01) to $0.01.  Non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.04 to $0.06. This would equate to full year revenue of approximately $150 to $151 million, net income per share of $0.09 to $0.11 and non-GAAP net income per share of $0.33 to $0.35

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial (877) 627-6585, or outside the U.S. (719) 325-4805, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT October 22, 2009 and 9:59 p.m. MT November 5, 2009 by calling (888) 203-1112 or (719) 457-0820, with passcode 3459047. The replay will also be available on our website at http://investor.rightnow.com.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the success of our efforts to integrate HiveLive’s people and processes, following our recent acquisition of that company; the risk of asset impairment associated with the acquisition of HiveLive; the gain or loss of key customers; competitive pressures; our ability to expand or contract operations and to grow profitability; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; and our ability to expand, retain and motivate our employees.  Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	September 30,	December 31,
	2009	2008

Assets
Cash and cash equivalents	$32,388	$51,405
Short-term investments	60,634	34,412
Accounts receivable	31,034	36,770
Term receivables, current	3,011	5,752
Allowance for doubtful accounts	(1,701)	(2,277)
Net receivables	32,344	40,245
Deferred commissions	5,822	5,381
Prepaid and other current assets	2,867	2,150
Total current assets	134,055	133,593

Long-term investments	--	4,963
Property and equipment, net	9,781	10,141
Term receivables, non-current	1,447	3,547
Intangible assets, net	11,222	6,399
Deferred commissions, non-current	2,828	2,840
Other	941	854
Total Assets	$160,274	$162,337

Liabilities and Stockholders’ Equity
Accounts payable	$4,593	$5,058
Commissions and bonuses payable	4,838	5,665
Other accrued liabilities	12,008	11,165
Current portion of long-term debt	34	46
Current portion of deferred revenue	75,643	77,584
Total current liabilities	97,116	99,518

Long-term debt, less current portion	--	22
Deferred revenue, net of current portion	28,298	35,614

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	109,394	102,662
Treasury stock, at cost	(15,007)	(13,209)
Accumulated other comprehensive income	1,395	1,916
Accumulated deficit	(60,956)	(64,220)
Total stockholders’ equity	34,860	27,183
Total Liabilities and Stockholders’ Equity	$160,274	$162,337

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Software, hosting and support	$29,754	$25,956	$83,223	$76,085
Professional services	8,977	10,281	27,885	28,271
Total revenue	38,731	36,237	111,108	104,356

Cost of revenue:
Software, hosting and support	5,232	5,305	15,135	15,383
Professional services	6,365	8,133	19,719	23,228
Total cost of revenue	11,597	13,438	34,854	38,611

Gross profit	27,134	22,799	76,254	65,745

Operating expenses:
Sales and marketing	16,175	16,889	47,046	51,334
Research and development	5,100	4,671	14,907	13,664
General and administrative	4,018	3,215	11,671	10,621
Total operating expenses	25,293	24,775	73,624	75,619

Income (loss) from operations	1,841	(1,976)	2,630	(9,874)

Interest and other income, net	342	552	1,094	2,009

Income (loss) before income taxes	2,183	(1,424)	3,724	(7,865)
Benefit (provision) for income taxes	(218)	(23)	(460)	(110)
Net income (loss)	$1,965	$(1,447)	$3,264	$(7,975)

Net income (loss) per share:
Basic	$0.06	$(0.04)	$0.10	$(0.24)
Diluted	$0.06	$(0.04)	$0.10	$(0.24)

Shares used in the computation:
Basic	31,733	33,640	31,731	33,585
Diluted	32,424	33,640	32,249	33,585

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$120	$87	$358	$243
Cost of professional services	138	158	480	476
Sales and marketing	761	738	2,335	1,871
Research and development	285	252	924	729
General and administrative	548	297	2,007	1,376
Total stock-based compensation	$1,852	$1,532	$6,104	$4,695

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating activities:
Net income (loss)	$1,965	$(1,447)	$3,264	$(7,975)
Non-cash adjustments:
Depreciation and amortization	1,797	1,956	5,410	5,866
Stock-based compensation	1,852	1,532	6,104	4,695
Provision for losses on accounts receivable	30	64	117	179
Changes in operating accounts:
Receivables	2,333	1,143	10,731	12,652
Prepaid expenses	(628)	(211)	(735)	(654)
Deferred commissions	(65)	(957)	(142)	(2,170)
Accounts payable	(1,397)	(523)	(567)	1,061
Commissions and bonuses payable	(132)	166	(941)	(615)
Other accrued liabilities	(30)	565	415	1,016
Deferred revenue	(569)	(3,566)	(12,036)	(2,999)
Other	(247)	(52)	256	(142)
Cash provided (used) by operating activities	4,909	(1,330)	11,876	10,914

Investing activities:
Net change in short-term investments	(13,081)	2,218	(21,391)	996
Acquisition of property and equipment	(1,243)	(1,311)	(3,673)	(4,344)
Intangible asset additions	(144)	--	(244)	--
Business acquisitions	(5,906)	--	(5,906)	--
Other	3	2	8	(25)
Cash provided (used) by investing activities	(20,371)	909	(31,206)	(3,373)

Financing activities:
Proceeds from issuance of common stock	167	618	396	1,266
Excess tax benefit of stock options exercised	95	--	232	--
Common stock repurchased	--	--	(1,798)	--
Payments on long-term debt	(12)	(11)	(35)	(33)
Cash provided (used) by financing activities	250	607	(1,205)	1,233

Effect of foreign exchange rates on cash and cash equivalents	613	(1,822)	1,518	(1,310)

Increase (decrease) in cash and cash equivalents	(14,599)	(1,636)	(19,017)	7,464

Cash and cash equivalents at beginning of period	46,987	52,781	51,405	43,681
Cash and cash equivalents at end of period	$32,388	$51,145	$32,388	$51,145

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
(Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss) as reported	$1,965	$(1,447)	$3,264	$(7,975)
Add stock-based compensation (“SBC”)	1,852	1,532	6,104	4,695
Net income (loss) before SBC	$3,817	$85	$9,368	$(3,280)

Net income (loss) per share, as reported (basic and diluted)	$0.06	$(0.04)	$0.10	$(0.24)
Net income (loss) per share, before SBC (basic)	$0.12	$0.00	$0.30	$(0.10)
Net income (loss) per share, before SBC (diluted)	$0.12	$0.00	$0.29	$(0.10)

Shares outstanding (basic), as reported	31,733	33,640	31,731	33,585
Shares outstanding (diluted), as reported	32,424	34,432	32,249	33,585

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Fourth quarter ending December 31, 2009
Net income	$(400)	$300	$1,800	[a]	$1,400	$2,100
Net income (loss) per share	$(0.01)	$0.01			$0.04	$0.06
Shares (diluted)	32,000	32,500			32,500	32,500

Year ending December 31, 2009
Net income	$2,864	$3,564	$7,904	[a]	$10,768	$11,468
Net income per share	$0.09	$0.11			$0.33	$0.35
Shares (diluted)	32,500	32,500			32,500	32,500

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures

Non-GAAP net income (loss) and diluted net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income (loss) and net income (loss) per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income (loss) and net income (loss) per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income (loss) and net income (loss) per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income (loss) and net income (loss) per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income (loss) and net income (loss) per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income (loss) and GAAP net income (loss) per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income (loss) and net income (loss) per share differently than we do, limiting their usefulness as a comparative tool; and

•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income (loss) and net income (loss) per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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